Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2025 relating to the financial statements appearing in the Annual Report on Form 20-F of YY Group Holding Limited for the year ended December 31, 2024.

Marcum Asia CPAs LLP

New York, New York

November 28, 2025

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001
Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com